                                [GRAPHIC OMITTED]
                                    MILESTONE
                                   SCIENTIFIC

September 30, 2005

Windsor Technologies, LLC
8295 Orchard Road
Thomasville, PA 17364
Attn:  Gary De Bruin

                   Re: MILESTONE SCIENTIFIC INC. ("MILESTONE")

Dear Mr. De Bruin,

         This will confirm that Milestone has agreed to issue to Windsor
Technologies, LLC and that Windsor Technologies, LLC has agreed to accept from
Milestone 26,806 shares of common stock in payment of $51,199.33 as consideration for services rendered to Milestone.

         By signing this letter, you confirm that (i) you are an "accredited investor" within the meaning of Rule 215 of the Rules and Regulations under the
Securities Act, and (ii) you have acquired the shares for investment and acknowledge that the shares cannot be resold or otherwise disposed of until they are registered under the Securities Act and any applicable state securities laws or an exemption from registration is available.

         Since the shares will not be registered at the time of issuance, the certificates representing the shares delivered to you will bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD,
TRANSFERRED, HYPOTHECATED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM
REGISTRATION UNDER THE ACT.

         Please acknowledge your agreement and understanding of the above provisions by signing and dating a copy of this letter and returning it to us by facsimile and mail. The shares will be delivered to you promptly after receipt of your acknowledgement.

                                                     Very truly yours,

                                                     MILESTONE SCIENTIFIC INC.

                                                     By: /s/ Rosaline Shau
                                                         ---------------------
                                                         Rosaline Shau
                                                         Chief Financial Officer

ACCEPTED AND AGREED TO THIS
30th DAY OF SEPTEMBER, 2005

Windsor Technologies, Inc.

 /s/ Gary De Bruin
----------------------
By:  Gary De Bruin
Its: Managing Partner

--------------------------------------------------------------------------------
 220 South Orange Avenue, Livingston, NJ 07039 o Tel: 973.535.2717 o
                                Fax: 973.535.2829
                                 www.MileSci.com